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                                                                       Exhibit 5

                                  Ausust 4, 1997

V.F. Corporation
1047 North Park Road
Wyomissing, Pennsylvania 19610

                  Re:      Registration Statement on Form S-8

Dear Sir/Madam:

                  Reference is made to a Registration Statement on Form S-8 of V.F. Corporation (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                  The Registration Statement covers 3,825,205 shares of Common Stock, no par value, stated capital $1.00 per share, of the Company (the "Shares"), issuable by the Company pursuant to awards granted or available for grant under the Company's 1996 Stock Compensation Plan (the "Plan").

                  We have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation and By-Laws as currently in effect, the Plan and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of, and upon exercise of the options granted under, the Plan, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                                  Sincerely,

                                                  PEPPER, HAMILTON & SCHEETZ LLP